Exhibit 99.1





                                  PRESS RELEASE


FOR IMMEDIATE RELEASE:                                 CONTACT:

VALHI, INC.                                            William C. Timm
Three Lincoln Centre                                   Vice President - Finance
5430 LBJ Freeway, Suite 1700                             and Treasurer
Dallas, Texas   75240-2697                             (214)  450-4212
(214)  233-1700







                       VALHI DECLARES QUARTERLY DIVIDEND


          DALLAS, TEXAS . . . September 1, 1994 . . . Valhi, Inc. announced today that its Board of Directors has declared a regular quarterly dividend of two cents ($.02) per share on its common stock, payable September 30, 1994, to stockholders of record at the close of business September 15, 1994.

     Valhi, Inc., headquartered in Dallas, Texas, is engaged in the refined sugar, forest products, fast food and hardware products industries as well as the chemicals and titanium metals industries through its equity interests in NL Industries, Inc. and Tremont Corporation. Valhi's common stock is traded on the New York and Pacific Stock Exchanges under the symbol "VHI".